Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of GrowLife Inc., of our report dated September 30, 2015 to the consolidated financial statements of GrowLife, Inc. as of December 31, 2014, and the related statements of operations, stockholders' deficit, and cash flows for year December 31, 2014. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ PMB Helin Donovan LLP

Seattle, Washington

November 18, 2015